UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 17, 2023
Group 1 Automotive, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-13461	76-0506313
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
800 Gessner, Suite 500
Houston, Texas 77024
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (713) 647-5700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	GPI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As described in Item 5.07 below, on May 17, 2023 at the 2023 Annual Meeting of the Stockholders (the “Annual Meeting”) of Group 1 Automotive, Inc. (the “Company”), the Company’s stockholders approved an amendment and restatement to the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Second Amended and Restated Certificate of Incorporation”), as described in the Company’s Proxy Statement dated April 17, 2023 relating to the Annual Meeting (the “Proxy Statement”). The Second Amended and Restated Certificate of Incorporation was filed with the office of the Secretary of State of Delaware on May 18, 2023 and became effective upon filing. The Second Amended and Restated Certificate of Incorporation, among other things, (1) eliminates personal liability of officers of the Company for monetary damages for breach of fiduciary duty as an officer of the Company, and (2) allows stockholders to remove directors of the Company with or without cause by majority vote of the stockholders. The Second Amended and Restated Certificate of Incorporation also incorporates ministerial, clarifying and conforming changes.
The foregoing description of the Second Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the full text of the Second Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 5.07     Submission of Matters to a Vote of Security Holders.
The Annual Meeting was held on May 17, 2023. At the Annual Meeting, the stockholders voted on the following six proposals and cast their votes as set forth below.
Proposal 1
The nine director nominees named in the Company’s Proxy Statement were elected as directors to serve until the 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified, based upon the following votes:

Nominee	For	Withheld
Carin M. Barth	12,163,352	97,359
Daryl A. Kenningham	12,206,785	53,926
Steven C. Mizell	11,900,409	360,302
Lincoln Pereira Filho	12,210,292	50,419
Stephen D. Quinn	11,877,215	383,496
Steven P. Stanbrook	12,178,013	82,698
Charles L. Szews	12,219,263	41,448
Anne Taylor	11,892,336	368,375
MaryAnn Wright	11,885,204	375,507
Proposal 2
The compensation of the Company’s Named Executive Officers was approved, on a non-binding advisory basis, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
11,971,332	271,761	17,618	1,027,382
Proposal 3
An annual advisory vote on the Company’s Named Executive Officer compensation was approved, on a non-binding advisory basis, based upon the following votes:

1 Year	2 Years	3 Years	Abstain
11,121,921	4,606	1,128,265	5,919
Proposal 4
The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 was approved, based upon the following votes:

For	Against	Abstain
13,250,994	31,882	5,217

Proposal 5
The proposal to approve an amendment to the Amended and Restated Certificate of Incorporation to eliminate personal liability of officers of the Company for monetary damages for breach of fiduciary duty as an officer of the Company, except to the extent such elimination is not permitted by Delaware General Corporation Law was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
10,834,908	1,354,550	71,253	1,027,382
Proposal 6
The proposal to approve an amendment to the Amended and Restated Certificate of Incorporation to allow stockholders to remove directors of the Company with or without cause by majority vote of the stockholders was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
12,247,497	9,004	4,210	1,027,382
Item 8.01     Other Events.
On May 17, 2023, the Board of Directors of the Company (the “Board”) elected Charles L. Szews as non-executive chair of the Board. Mr. Szews has been a member of the Board since 2016 and will continue to serve on the Audit Committee and the Finance/Risk Management Committee. The transition is the result of the Board’s governance policy to rotate the non-executive chair of the Board. In addition, Lincoln da Cunha Pereira Filho has been appointed as chair of the Finance/Risk Management Committee.
Additionally, the Company announced that the Board approved a cash dividend of $0.45 per share for the first quarter of 2023, payable on June 15, 2023 to stockholders of record on June 1, 2023.
A copy of the press release announcing the election of Mr. Szews as non-executive chair of the Board and the cash dividend payable is attached hereto as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of Group 1 Automotive, Inc.
99.1	Press Release of Group 1 Automotive, Inc., dated as of May 17, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Group 1 Automotive, Inc.

Date:	May 18, 2023	By:	/s/ Gillian A. Hobson
Name: Gillian A. Hobson
Title: Senior Vice President